Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.  333-253214, 333-236832, 333-229947, 333-224842, 333-216620 and 333-212620) and Form S-3 (No. 333-234489) of Impinj, Inc. of our report dated March 2, 2020 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
February 14, 2022